Exhibit 99.2

Travere Prices Upsized $275 Million Convertible Senior Notes Offering

Mar 08, 2022

SAN DIEGO, March 08, 2022 (GLOBE NEWSWIRE) — Travere Therapeutics, Inc. (Nasdaq: TVTX) today announced the pricing of its underwritten offering of $275 million aggregate principal amount of 2.25% convertible senior notes due 2029 (the “Notes”). The sale of the Notes is expected to close on March 11, 2022, subject to customary closing conditions. The aggregate principal amount of the offering was increased from the previously announced offering size of $250 million. Travere also granted the underwriters of the Notes an option to purchase, for settlement on or before March 31, 2022, up to an additional $41.25 million aggregate principal amount of Notes, solely to cover over-allotments.

The Notes will be senior unsecured obligations of Travere and will accrue interest payable in cash semi-annually in arrears at a rate of 2.25% per annum. The Notes will mature on March 1, 2029, unless earlier repurchased, redeemed or converted. Prior to the close of business on the business day immediately preceding December 1, 2028, the Notes will be convertible at the option of the holders only upon the satisfaction of certain conditions. Thereafter, the Notes will be convertible at the option of the holders at any time until the close of business on the scheduled trading day immediately before the maturity date. Upon conversion, Travere will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election. The initial conversion rate will be 31.3740 shares per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $31.87 per share), subject to adjustment upon the occurrence of specified events.

Travere may not redeem the Notes at its option at any time before March 2, 2026. The Notes will be redeemable, in whole or in part (subject to the partial redemption limitations in the indenture for the Notes), at Travere’s election at any time and from time to time, on or after March 2, 2026 and, in the case of any partial redemption, on or before the 40th scheduled trading day before the maturity date, for cash, but only if the last reported sale price per share of Travere’s common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date Travere sends the related redemption notice; and (2) the trading day immediately before the date Travere sends such notice. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the Notes) occurs, then, subject to certain exceptions, noteholders may require Travere to repurchase their Notes for cash at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

Travere estimates that the net proceeds from the offering will be approximately $266.3 million (or approximately $306.3 million if the underwriters exercise in full their over-allotment option), after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by Travere.

Travere intends to use a portion of the net proceeds from the offering to repurchase approximately $207.1 million aggregate principal amount of its outstanding 2.50% senior convertible notes due 2025 (the “2025 Notes”) for cash, including accrued and unpaid interest, of approximately $213.8 million. Travere intends to use the remaining net proceeds from the offering for general corporate purposes, which may include clinical trial and other research and development expenses, commercialization expenses, capital expenditures, working capital and general and administrative expenses.

Jefferies, SVB Leerink, BofA Securities and Evercore ISI are acting as joint book-running managers for the offering.

The offering of the Notes has been registered under the Securities Act of 1933, as amended. For additional information relating to the offering, Travere refers you to its Registration Statement on Form S-3, which Travere filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2021 and which became immediately effective on the same date. A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from Jefferies LLC, by mail at Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by calling 877-821-7388, or by emailing Prospectus_Department@Jefferies.com; from SVB Securities LLC, by mail at Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, Massachusetts 02109, by telephone at 1-800-808-7525 ext. 6105, or by email at syndicate@svbleerink.com; from BofA Securities, by mail at NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, or email at dg.prospectus_requests@bofa.com; or from Evercore Group L.L.C., by mail at 55 East 52nd Street, 36th Floor, New York, NY 10055, Attention: Equity Capital Markets, or by calling 888-474-0200, or by email at ecm.prospectus@evercore.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any shares issuable upon conversion of the Notes, nor shall there be any sale of the Notes or such shares, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The offering of these securities will be made only by means of the prospectus supplement and the accompanying prospectus.

About Travere Therapeutics

At Travere Therapeutics, we are in rare for life. We are a biopharmaceutical company that comes together every day to help patients, families and caregivers of all backgrounds as they navigate life with a rare disease. On this path, we know the need for treatment options is urgent – that is why our global team works with the rare disease community to identify, develop and deliver life-changing therapies. In pursuit of this mission, we continuously seek to understand the diverse perspectives of rare patients and to courageously forge new paths to make a difference in their lives and provide hope – today and tomorrow.

Forward-Looking Statements

In addition to historical facts, this press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Without limiting the foregoing, these statements are often identified by the words “may”, “might”, “believes”, “thinks”, “anticipates”, “plans”, “expects”, “intends” or similar expressions. Such forward-looking statements include, among others, statements relating to Travere’s expectations regarding the completion of its proposed offering, the expected net proceeds therefrom and Travere’s intention to repurchase a portion of its outstanding 2025 Notes. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions, the satisfaction of closing conditions related to the offering, and risks related to the application of the net proceeds, if any, from the offering, as well as risks and uncertainties associated with Travere’s business and finances in general, and the other risks described in Travere’s annual report on Form 10-K for the year ended December 31, 2021. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond Travere’s control. Travere undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact:

Chris Cline, CFA Senior Vice President, Investor Relations & Corporate Communications

888-969-7879

IR@travere.com

Source: Travere Therapeutics, Inc.